Westlake Chemical Corporation Fourth Quarter and Year-End 2019 Earnings Presentation February 18, 2020

Westlake Chemical 2019 Highlights Business Highlights . Net income of $421 million; EBITDA of $1.4 billion; Cash flows from operations of $1.3 billion . Record annual sales volumes . Acquired NAKAN™, a global PVC compounding business – expanding Westlake’s international footprint and market channels . Started up 2.2 billion pound ethylene joint venture with Lotte Chemical (“LACC”) in the second quarter of 2019; increased ownership to 47% interest in the fourth quarter of 2019 . Issued €700,000,000 of senior unsecured notes due 2029 at a coupon of 1.625% per annum in July of 2019; proceeds used to acquire a greater interest in LACC . Completed 750 million pounds of PVC expansions in Germany and the U.S. – expansions should improve our chain integration and available chain margin . Westlake Chemical Partners acquired an additional 4.5% ownership interest in Westlake Chemical OpCo LP in the first quarter of 2019 2

Westlake Chemical 2020 Outlook Business Outlook . Chlor Alkali and PVC remains constructive o Integrated facilities in North America benefit from low cost feedstocks and natural gas o Outlook for demand growth outpaces industry capacity additions . LACC should provide a cost advantaged ethylene feedstock to drive vinyls integrated margins . Continued focus on controlling our costs . Improvement in integrated margins as current vinyls expansions near completion . Recent trade resolutions, such as the USMCA between the U.S., Mexico and Canada, as well as the Phase One agreement with China, spurred positive signs for global demand and improved pricing . With the outbreak of the Coronavirus, the magnitude of the impact on our products is not yet clear and will depend on the time period it takes for the Chinese and Global economy to return to normal 3

Westlake’s Commitment to Advancing Sustainability Westlake’s commitment to corporate social responsibility is formed by the company’s longstanding core values: . Health, Safety & Environmental - The vigilant stewardship of the environment and sustainability are of utmost importance and at the forefront of everything we do. . Our People - Support, develop and inspire our people to achieve their personal best and treat them with dignity and respect. . Quality & Continuous Improvement – An intensive practice of “never-ending process of improvement.” . Competitiveness - Providing innovative and useful products, maintaining high standards of customer service and operational excellence with a constant focus on managing costs. . Citizenship - Recognizing the importance of supporting the communities in which we work and live and make it a priority to take an active role in making these communities better. Protecting the Environment Westlake has numerous programs designed to promote safe, ethical, environmentally and socially responsible practices including: a worldwide recycling program, operating in an energy efficient manner that stabilizes the power grids and reducing water usage and emissions. Over the past five years, Westlake has reduced Sulphur Dioxide emissions to almost zero, reduced energy usage per ton of global production and achieved a nearly 30% reduction on CO2 emissions. Participating in Multi-Industry Associations for Environmental Protection Westlake is a proud partner with the following organizations to drive sustainable action to eliminate plastic waste, capture more flexible food packaging waste for recycling and support vinyls’ sustainable impact in the world, along with many other initiatives. 4

Westlake Chemical Corporation Fourth Quarter 2019 Financial Highlights 4Q 2019 vs. 4Q 2019 vs. FY 2019 vs. ($ in millions) 4Q 2019 3Q 2019 3Q 2019 4Q 2018 4Q 2018 FY 2019 FY 2018 FY 2018 Sales $1,883 $2,066 (9%) $1,995 (6%) $8,118 $8,635 (6%) Operating Income $102 $226 (55%) $207 (51%) $656 $1,408 (53%) Vinyls EBITDA $218 $306 (29%) $257 (15%) $1,032 $1,439 (28%) Olefins EBITDA $86 $128 (33%) $126 (32%) $407 $715 (43%) Corporate EBITDA ($8) ($9) 11% ($9) 11% ($32) ($53) 40% EBITDA¹ $296 $425 (30%) $374 (21%) $1,407 $2,101 (33%) Fourth Quarter 2019 vs. Fourth Quarter 2019 vs. Third Quarter 2019 Fourth Quarter 2018 – Lower sales prices for our major products – Lower global sales prices for our major – Higher feedstock and fuel costs products – Seasonally lower earnings from our + Lower ethane feedstock, purchased downstream vinyl products businesses ethylene and fuel costs + Higher sales volumes (1) Reconciliations of EBITDA, Vinyls EBITDA, Olefins EBITDA and Other EBITDA to the applicable GAAP measures can be found on pages 9, 10 and 11 5

Vinyls Segment Performance 4Q 2019 vs. 4Q 2019 vs. FY 2019 vs. ($ in millions) 4Q 2019 3Q 2019 3Q 2019 4Q 2018 4Q 2018 FY 2019 FY 2018 FY 2018 Sales $1,485 $1,618 (8%) $1,502 (1%) $6,336 $6,616 (4%) Operating Income $68 $153 (56%) $125 (46%) $451 $913 (51%) EBITDA $218 $306 (29%) $257 (15%) $1,032 $1,439 (28%) Fourth Quarter 2019 vs. Fourth Quarter 2019 vs. Third Quarter 2019 Fourth Quarter 2018 – Lower global sales prices for caustic soda – Lower sales prices for caustic soda and PVC and PVC resin resin – Higher feedstock and fuel costs + Higher sales volumes – Seasonally lower earnings from vinyls + Lower feedstock and fuel costs products + Contribution from LACC + Higher sales volumes of PVC resin and higher contribution from LACC Vinyls Segment Vinyls Segment 4Q 2019 vs. 3Q 2019 4Q 2019 vs. 4Q 2018 Average Average Sales Price Volume Sales Price Volume -3.3% -4.8% -10.0% + 9.0% 6

Olefins Segment Performance 4Q 2019 vs. 4Q 2019 vs. FY 2019 vs. ($ in millions) 4Q 2019 3Q 2019 3Q 2019 4Q 2018 4Q 2018 FY 2019 FY 2018 FY 2018 Sales $398 $448 (11%) $493 (19%) $1,782 $2,019 (12%) Operating Income $49 $92 (47%) $90 (46%) $260 $573 (55%) EBITDA $86 $128 (33%) $126 (32%) $407 $715 (43%) Fourth Quarter 2019 vs. Fourth Quarter 2019 vs. Third Quarter 2019 Fourth Quarter 2018 – Lower polyethylene sales prices – Lower sales prices for our major products – Higher feedstock and fuel costs – Impact from turnaround activity – Impact from turnaround activity + Lower feedstock and fuel costs + Higher polyethylene sales volumes Olefins Segment Olefins Segment 4Q 2019 vs. 3Q 2019 4Q 2019 vs. 4Q 2018 Average Average Sales Price Volume Sales Price Volume -4.5% -6.9% -18.7% -0.7% 7

Financial Reconciliations

Consolidated Statements of Operations Three Months Ended Three Months Ended December 31, Twelve Months Ended December 31, September 30, 2019 2019 2018 2019 2018 (In millions of dollars, except per share data) Net sales $ 2,066 $ 1,883 $ 1,995 $ 8,118 $ 8,635 Cost of sales 1,695 1,633 1,641 6,858 6,648 Gross profit 371 250 354 1,260 1,987 Selling, general and administrative expenses 110 115 108 458 445 Amortization of intangibles 27 28 26 109 101 Restructuring, transaction and integration-related costs 8 5 13 37 33 Income from operations 226 102 207 656 1,408 Interest expense (31) (35) (30) (124) (126) Other income (expense), net 21 6 (1) 38 52 Income before income taxes 216 73 176 570 1,334 Provision for (benefit from) income taxes 50 (12) 45 108 300 Net income 166 85 131 462 1,034 Net income attributable to noncontrolling interests 8 13 8 41 38 Net income attributable to Westlake Chemical Corporation $ 158 $ 72 $ 123 $ 421 $ 996 Earnings per common share attributable to Westlake Chemical Corporation: Basic $ 1.22 $ 0.56 $ 0.95 $ 3.26 $ 7.66 Diluted $ 1.22 $ 0.56 $ 0.95 $ 3.25 $ 7.62 9

Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities Three Months Ended September 30, Three Months Ended December 31, Twelve Months Ended December 31, 2019 2019 2018 2019 2018 (In millions of dollars) Net cash provided by operating activities $ 501$ 333$ 254$ 1,301$ 1,409 Changes in operating assets and liabilities and other (316) (228) (135) (785) (313) Deferred income taxes (19) (20) 12 (54) (62) Net income 166 85 131 462 1,034 Less: Other income (expense), net 21 6 (1) 38 52 Interest expense (31) (35) (30) (124) (126) (Provision for) benefit from income taxes (50) 12 (45) (108) (300) Income from operations 226 102 207 656 1,408 Add: Depreciation and amortization 178 188 168 713 641 Other income (expense), net 21 6 (1) 38 52 EBITDA $ 425 $ 296 $ 374 $ 1,407 $ 2,101 10

Reconciliation of Vinyls, Olefins and Corporate EBITDA to Applicable Operating Income (Loss) Three months ended September 30, Three months ended December 31, Twelve months ended December 31, (in $ millions) 2019 2019 2018 2019 2018 Vinyls EBITDA $306 $218 $257 $1,032 $1,439 Less: Depreciation and Amortization 141 150 129 563 491 Other Income 12 - 3 18 35 Vinyls Operating Income 153 68 125 451 913 Olefins EBITDA 128 86 126 407 715 Less: Depreciation and Amortization 35 36 36 142 138 Other Income 1 1 - 5 4 Olefins Operating Income 92 49 90 260 573 Corporate EBITDA (9) (8) (9) (32) (53) Less: Depreciation and Amortization 2 2 3 8 12 Other Income 8 5 (4) 15 13 Corporate Operating Loss (19) (15) (8) (55) (78) Vinyls Operating Income 153 68 125 451 913 Olefins Operating Income 92 49 90 260 573 Corporate Operating Loss (19) (15) (8) (55) (78) Total Operating Income $226 $102 $207 $656 $1,408 11

Quarterly Industry Pricing

EXHIBIT 99.2

Average Quarterly Industry Prices (1)

	Quarter Ended				
	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Average domestic prices					
Ethane (cents/lb) (2)	11.6	10.0	7.1	5.8	6.3
Propane (cents/lb) (3)	18.7	15.7	12.8	10.3	11.8
Ethylene (cents/lb) (4)	20.2	17.0	13.7	20.7	22.8
Polyethylene (cents/lb) (5)	68.0	60.0	63.0	59.0	54.0
Styrene (cents/lb) (6)	84.3	78.8	80.8	79.9	77.1
Caustic soda ($/short ton) (7)	748	717	697	692	662
Chlorine ($/short ton) (8)	175	175	175	175	175
PVC (cents/lb) (9)	67.5	68.8	68.2	68.8	67.8
Average export prices					
Polyethylene (cents/lb) (10)	49.0	44.0	42.8	39.7	37.7
Caustic soda ($/short ton) (11)	349	314	283	275	219
PVC (cents/lb) (12)	34.3	36.0	35.0	35.1	33.6

1) Industry pricing data was obtained through IHS Markit ("IHS"). We have not independently verified the data.
2) Average Mont Belvieu spot prices of purity ethane over the period.
3) Average Mont Belvieu spot prices of non-TET propane over the period.
4) Average North American spot prices of ethylene over the period.
5) Average North American Net Transaction prices of polyethylene low density GP-Film grade over the period.
6) Average North American contract prices of styrene over the period.
7) Average USGC-CSLi index values for caustic soda over the period. As stated by IHS, "the caustic soda price listing represents the USGC-CSLi values. USGC-CSLi does not reflect contract price discounts, implementation lags, caps or other adjustments factors. Additionally, it is not intended to represent a simple arithmetic average of all market transactions occurring during the month. Rather, the USGC-CSLi is most representative of the month-to-month caustic soda price movement for contract volumes of liquid 50% caustic soda rather than the absolute value of contract prices at a particular point in time. It is intended to serve only as a benchmark."
8) Average North American contract prices of chlorine over the period. Effective January 1, 2019, IHS made a non-market average downward adjustment of $172.50 per short ton to chlorine prices. For comparability, we adjusted the prior period's chlorine price downward by $172.50 per short ton consistent with the IHS non-market adjustment.
9) Average North American contract prices of pipe grade polyvinyl chloride ("PVC") over the period. As stated by IHS, "the contract resin prices posted reflect an "index" or "market" for prices before discounts, rebates, incentives, etc."
10) Average North American export price for low density polyethylene GP-Film grade over the period.
11) Average North American low spot export prices of caustic soda over the period.
12) Average North American spot export prices of PVC over the period.

Westlake Chemical

13

Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding the results of projects, demand growth outpacing industry capacity additions, improvement in integrated margins and LACC providing a cost advantaged ethylene feedstock to drive strong vinyls chain margins. Actual results may differ materially depending on factors such as general economic and business conditions; the cyclical nature of the chemical industry; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, Europe and worldwide economies, including those due to political tensions in the Middle East and elsewhere; current and potential governmental regulatory actions in the United States and Europe and regulatory actions and political unrest in other countries; industry production capacity and operating rates; the supply/ demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks; changes in laws or regulations; technological developments; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Steve Bender Jeff Holy Executive Vice President & Vice President & Chief Financial Officer Treasurer Westlake Chemical 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 14